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                                                                     EXHIBIT 5.1

                        [Letterhead of Perkins Coie LLP]

                                December 7, 2005



Cardiac Science Corporation
3303 Monte Villa Parkway
Bothell, Washington  98021

Ladies and Gentlemen:

         We have acted as counsel to Cardiac Science Corporation, a Delaware corporation (the "COMPANY"), in connection with the preparation of a Registration Statement on Form S-3 (the "REGISTRATION STATEMENT") under the Securities Act of 1933, as amended (the "ACT"), which you are filing with the Securities and Exchange Commission relating to the resale by certain persons of up to 3,054,885 shares (the "SHARES") of common stock, $.001 par value per share, of the Company (the "COMMON STOCK") and up to 221,276 shares of Common Stock issuable upon exercise of certain warrants (the "WARRANTS SHARES").

         We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed necessary for the purpose of this opinion.

         Based upon the foregoing, we are of the opinion that (i) the Shares have been duly authorized and are validly issued, fully paid and nonassessable and (ii) the Warrant Shares have been duly authorized and, upon the sale of the Warrant Shares by the Company, the receipt of the consideration therefor in accordance with the terms of the Warrants and the due execution by the Company and registration by its registrar of the Warrant Shares, the Warrant Shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto, including any and all post-effective amendments, and to the reference to our firm in the prospectus of the Registration Statement under the heading "Legal Matters." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                       Very truly yours,

                                       /s/ Perkins Coie LLP